STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/26/1996
960121448 - 2619440

                          ARTICLES OF INCORPORATION

                                     OF
                          SHAKESPEARE HOLDINGS, INC

      The undersigned natural, adult person, acting as incorporator of a corporation hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Delaware Corporation Law, hereby adopts the following Articles of Incorporation for said Corporation.

                                  ARTICLE I

                                    Name
                                    ----

      The name of the corporation shall be Shakespeare Holdings, Inc.

                                 ARTICLE II

                                  Duration
                                  --------

      The period of duration of the Corporation shall be perpetual.

                                 ARTICLE III

      The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Delaware Corporation Law.

                                 ARTICLE IV

                                Capital Stock
                                -------------

      The authorized capital stock of the Corporation shall consist of 20,000,000 shares of common stock with a par value of $0.00l per share and and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

                                  ARTICLE V

                          Preferences, Limitations,
                           and Relative Rights of
                                Capital Stock

      No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

      1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of Delaware, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stock holders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

      2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions or the laws of Delaware, the Board of Directors of the Corporation may distribute, from time to time, to Its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when: such distribution would render the Corporation insolvent, each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders or the Corporation.

      3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

      b) The designations, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with Delaware Corporation Law.

      c) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

      2. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

      3. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not Inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

      4. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                 ARTICLE VI

                              Place of Business
                              -----------------

      The registered office of the Corporation will be:

                           Three Christina Centre
                           209 North Walnut Street
                         Wilmington, Delaware 19801
                              New Castle County

      The name of the Corporation's initial registered agent at its office shall be:

                           The Company Corporation

                                 ARTICLE VII

                                  Directors
                                  ---------

      The affairs of the Corporation shall be governed by a board of not less than one (l) director, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

      1. The name and address of the initial Director, who shall hold office until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified is:

            Name             Address
            ----             -------
            Paul Downes      c/o Eaton Group

      2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

      3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him or notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened

      4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction or business.

      5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed on it or him by law.

      6. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                                ARTICLE VIII

                                  Officers
                                  --------

      The officers of the Corporation shall be prescribed by the Bylaws of the Corporation.

                                 ARTICLE IX

                          Meetings of Stockholders
                          ------------------------

      Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders or the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (l0%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting: and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to Vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                  ARTICLE X

                                   Voting
                                   ------

      When, with respect to any action to be taken by stockholders of this Corporation, the Delaware Corporation Law requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

                                 ARTICLE XI

                                   By-laws
                                   -------

      The Initial By-laws of the Corporation shall be adopted by Its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the By-laws or to adopt new By-laws shall be vested In the Board of Directors,

                                 ARTICLE XII

                       Transactions with Directors and
                       -------------------------------
                          Other Interested Parties
                          ------------------------

      No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted In determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                ARTICLE XIII

                      Limitation of Director Liability
                      --------------------------------
                             and Indemnification
                             -------------------

      No director of the Corporation shall have liability to the Corporation or to is stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (1) any breach or the director's duty or loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

      No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

      The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

      This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision.

                                ARTICLE XIII

                                Incorporator
                                ------------

      The name and address of the Incorporator of the Corporation is as follows:

         Name               Address
         ----               -------

         William T. Hart    1624 Washington Street
                            Denver, CO 80203

      IN WITNESS WHEREOF the undersigned incorporator has hereunto affixed his signature on the 23rd day of April, 1995.


                                       William T. Hart
                                       ------------------------------
                                       William T. Hart


STATE OF COLORADO     )
CITY AND              ) ss.
COUNTY OF DENVER      )

      I, Kathryn R. Sweeney, a Notary Public in and for the State of Colorado, hereby certify that on the 23rd day of April, 1996, personally appeared before me William T. Hart, being by me first duly sworn, who declared that he is the person who signed the foregoing Articles of Incorporation as Incorporator and that the statements contained therein are true.

                                       Katheryn R. Sweeney
                                       ------------------------------
                                       NOTARY PUBLIC

My Commission expires 10/25/96

      (SEAL)